UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2025

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants to purchase common stock	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Closing of Strategic Transaction with Biofrontera AG

On October 20, 2025, Biofrontera Inc. (the “Company”) entered into i) an Asset Purchase Agreement (the “Transfer Agreement”) and ii) an Earnout Agreement (the “Earnout Agreement”, and collectively with the Transfer Agreement, the “Agreements”), with its former parent company Biofrontera AG and its subsidiaries, pursuant to which the Company finalized the agreements to acquire all rights in the United States (the “U.S. Rights”) to Ameluz® and RhodoLED® (the “Strategic Transaction”).

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 1, 2025 (the “July 8-K”), pursuant to the terms of the Strategic Transaction, the Company will pay a monthly earnout of 12% of United States revenues of Ameluz® in years when United States net sales are $65.0 million or less and an earnout of 15% in years when United States net sales of Ameluz® exceed $65.0 million. The earnout replaces a transfer pricing model under the Company’s Second Amended and Restated License and Supply Agreement effective as of February 13, 2024 by and among the Company, Biofrontera AG and Biofrontera AG’s subsidiaries, which has now been terminated pursuant to the Agreements.

The foregoing description of the Agreements between the Company and Biofrontera AG does not purport to be complete and is subject to, and qualified in its entirety by reference to the text of the Agreements, which are filed hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 in this Report and Item 1.01 of the July 8-K are incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 3.02. The Series C Preferred Stock are being issued and, upon conversion, the Common Stock issuable upon conversion of the Series C Preferred Stock will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 8.01	Other Information

Private Placement of Series C Preferred Stock

As previously disclosed in the July 8-K, on June 27, 2025, as a condition precedent for the Strategic Transaction, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Series C Preferred Offering”), up to 11,000 shares (the “Series C Preferred Shares”) of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) at a price of $1,000 per Series C Preferred Share (the “Original Share Price”) for an aggregate offering price of $11.0 million. The Series C Preferred Offering consisted of two tranches, of which the first tranche of 8,500 Series C Preferred Shares closed on July 1, 2025 (the “Initial Closing”).

On October 24, 2025, following execution of the Agreements, the Company closed the second tranche of 2,500 Series C Preferred Shares (the “Subsequent Closing”), the gross proceeds from which are $2.5 million before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Subsequent Closing to fund the acquisition and transfer costs associated with the Strategic Transaction and other general corporate purposes.

The description of the terms of the Series C Preferred Stock is included under Item 5.03 of the July 8-K and is incorporated by reference herein. Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock filed with the Delaware Secretary of State on June 30, 2025 (the “Certificate of Designation”), each share of Series C Preferred Stock is, subject to certain limitations specified in the Certificate of Designation, immediately convertible at the option of the holders thereof into the number of shares of the Company’s Common Stock equal to the Original Share Price divided by 0.6249, rounded down to the nearest whole share.

The securities issued in the Subsequent Closing have not been registered under the Securities Act, and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series C Preferred Stock and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

As soon as practicable following the date of the Subsequent Closing (and in any event no later than three days thereafter) or such other period of time as may be agreed between the Company and the Investors (the “Subsequent Filing Date”), the Company shall file a registration statement providing for the resale by the Investors of the Common Stock issuable upon conversion of the Series C Preferred Shares sold in the Subsequent Closing and to use commercially reasonable efforts to have the registration statement declared effective within 60 days following the Subsequent Filing Date (or, in the event that the staff of the Commission reviews and has written comments to such registration statement, within the later of (a) 75 days following the Subsequent Filing Date and (b) 15 days following the last comment received from the Staff of the Commission). The Company further agreed to take all steps necessary to keep such registration statements effective at all times until all Registrable Shares (as defined in the Purchase Agreement) have been resold, or there remains no Registrable Shares. The Purchase Agreement also restricts the Company’s ability to file registration statements under the Securities Act of 1933, as amended (the “Securities Act”) prior to the registration of all Registrable Shares for purposes other than to register the Common Stock issuable upon conversion of the Series C Preferred Shares, subject to certain exceptions.

The form of the Purchase Agreement and the Certificate of Designation are filed as Exhibits 10.3 and 3.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Purchase Agreement and the Certificate of Designation are subject to, and qualified in their entirety by, the full texts of the Purchase Agreement and the Certificate of Designation, which are incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Stockholders’ Equity Update

As a result of the Strategic Transaction and the Subsequent Closing, as of the date of this Current Report on Form 8-K, the Company believes its stockholders’ equity exceeds $5 million, which exceeds the amount required for continued listing on the Nasdaq Stock Market (“Nasdaq”) under Nasdaq Listing Rule 5550(b)(1). Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Item 9.01	Financial Statements and Exhibits.

10.1*	Form of Asset Purchase Agreement, dated October 20, 2025, by and among Biofrontera Inc. and the purchasers named therein
10.2*	Form of Earnout Agreement, dated October 20, 2025, by and among Biofrontera Inc. and the purchasers named therein
10.3	Purchase Agreement (incorporated by reference to Exhibit 10.1 to the July 8-K)
3.1	Certificate of Designation (incorporated by reference to Exhibit 3.2 to the July 8-K)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
*	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplement copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2025 (Date)		Biofrontera Inc. (Registrant)

	By:	/s/ E. Fred Leffler III
E. Fred Leffler III
Chief Financial Officer